Exhibit 10.3

Government Procurement Contract

Buyer (Party A) (Full Name of the Buyer): Lankao County City Appearance and Environmental Sanitation Administration Bureau

Supplier (Party B) (Full Name of the Winning Supplier): Reed (Xinxiang) Road Co., Ltd.

With the Letter of Acceptance issued by the tenderee and according to the tender documents, the bid documents, quotation documents of the supplier (Project No.: BJHLHN-2017-436), both parties hereby enter into this contract with below terms and conditions after friendly negotiation in accordance with applicable laws and rules like Governmental Procurement Law and Contract Law.

I. Name of the Contract: Third Tender Section of the Procurement Project of Sanitation Vehicle, Cleaning Vehicles, Special Vehicles and Tricycles.

II. Total Contract Price: 46,667,500 Yuan (in capital: RMB Forty-Six Million Six Hundred and Sixty-Seven Thousand Five Hundred Yuan in Total).

Supply scope, technical specification and price breakdown are shown as below:

Unit: RMB Yuan

No.	Goods Name	Brand	Specification and Model	Quantity	Unit (Set)	Unit Price (Total Price)
1	Cleaning Sweeper Truck	Fulongma	FLM5160TXSD5 16-ton	32	Set	668000
2	High-pressure washing vehicle	Fulongma	FLM5250GQXD5 25-ton	22	Set	620000
3	Greening watering truck	Fulongma	FLM5252GQXD5 25-ton	4	Set	481000
4	Sweeper truck	Fulongma	FLM5080TXSJL5 8-ton	1	Set	488000
5	Vacuum Sweeper Truck	Fulongma	FLM5160TXCD5 16-ton	6	Set	728000

6	Pavement maintenance vehicle	Fulongma	FLM5030TYHC5 3-ton	10	Set	148000
7	Suction sewage truck	CLW	CLW5161GXWD5 16-ton	2.	Set	350000
8	Rubbish Dumper	Yandi	SZD5168ZLJE5 16-ton	1	Set	436500
9	Sanitation dumper	Dongfeng	EQ3258GLV4 25-ton	4	Set	550000
10	Small advertising cleaning car	Reed	REED-5022 510 liters	1	Set	65000

Total Price (RMB)	In numbers: 46667500.00
	In Capital: RMB Forty-Six Million Six Hundred and Sixty-Seven Thousand Five Hundred Yuan in Total

III. Quality Requirements and Conditions and Period for Supplier’s Responsibility for Quality:

Goods supplied shall conform to requirements of relevant mandatory regulations, national (industrial) standards or relevant laws and rules, as well as quality requirements specified in the tender document. The Supplier shall provide brand new and unopened products (including components, accessories and so forth). In case of any opening requirement, the Supplier shall acquire the consent for responsible person of the Buyer in advance; otherwise, it would be deemed as failure to deliver by the Supplier. The Supplier guarantees that it would deliver goods and services to the Buyer according to the time and method regulated in this contract, and cure all possible defects. In case of any objection to the specification, model and quality, the Buyer shall raise such objections in writing within one days upon receipt of such goods. The deadline for raising objections about the installation and commissioning of complete set of goods is one day.

IV. After-Sales Services Commitment:

1. Response time of after-sales services: response time after receipt of repair request from the user (arrive at the site within one hour).

2. Time for solving problem: commitment time for solving quality problems (within 12 hours after arrival at the site).

3. Name, address and contact information of the after-sales service agency: Reed (Xinxiang) Road Co., Ltd.; Xinxiang Economic and Technological Development Park; 0373-3020333

4. Other service commitments: (1) free home delivery services; (2) regular visits and equipment maintenance (two weeks after equipment delivery, three months after equipment delivery, summer and winter in each year); (3) warranty period – to provide free on-site inspection and repair service within 24 hours; (4) the equipment shall conform to national standards and factory standards; (5) during the design service life of the equipment, the Supplier shall ensure the supply of normal parts and components to ensure the normal use of the equipment. In case of any replacement requirements for any components, the Supplier shall provide at the most favorable price (cost price); (6) all software should be upgraded for free during the lifetime of such software.

V. Performance of Contract:

After the effectiveness of this contract, the Supplier shall, within 5 calendar days upon the signature of this contract, complete the delivery, installation and commissioning (or construction) of the project at the designated place of the Buyer according to requirements of the Buyer. The Supplier shall be responsible for the transportation expenses of the goods. After delivering the goods to the designated place, the Buyer shall provide places, power supply and environment conforming to installation conditions.

VI. Materials:

In the delivery of goods, the Supplier shall provide user instructions, quality certificate and other relevant materials of the goods. Otherwise, the Buyer would have the right to deem that as failure in delivery.

VII. Inspection and Acceptance Requirements:

1. The Supplier shall submit inspection and acceptance application in writing to the Buyer in time after the completion of the performance.

2. The Buyer shall arrange inspection within one working day upon receipt of the inspection and acceptance application. The relevant personnel shall organize inspection carefully according regulations in the tender documents, commitments in the bid documents of the bid winner and relevant regulations of the country.

3. The Buyer shall issue a government procurement acceptance certificate within one days after the acceptance.

VIII. Payment Procedure, Method and Deadline:

1. The Supplier shall issue invoices addressed to the Buyer.

2. Payment method: 40% of the total amount shall be paid before December 30, 2017; 30% of the total amount shall be paid before June 30, 2018; the remaining 30% shall be paid before June 30, 2019.

3. The Supplier shall take the inspection report or acceptance certificate issued by the Buyer to go through the payment formalities at the finance department of the Buyer.

IX. The unit price and total price in this contract are fixed prices, which shall not be influenced by factors like market risk.

X. Liabilities for Breach of Contract

1. In the event that the variety, model, specification or quality of any goods delivered by the Supplier fail to meet requirements of applicable national standards and this contract, or the Supplier fails to deliver goods or complete the system installation and commissioning, the Buyer could require the Supplier to pay a penalty at 0.01% of the total contract price, or require the Supplier to compensate the damage suffered.

2. In case the Supplier fails to deliver goods on time, the Supplier shall pay liquidated damage at the amount of 0.01% of the total contract price for each day delayed to the Buyer. However, the total amount of liquidated damage for delay in delivery shall be no more than 0.6% of the total contract amount. If the delivery is delayed for more than 60 days, the Buyer has the right to terminate this contract or select to continue the performance of this contract. If the Buyer selects to continue the performance of this contract, the Buyer shall still have the right to claim the liabilities for breach of contract against the Supplier.

The breach of contract of the Buyer shall be handled according to general terms and conditions of this contract.

XI. Termination of Contract:

In case either party has any breaching behavior in Article X of this contract, the other party shall have the right to terminate this contract, and require the breaching party to undertake the liabilities for breach of contract.

XII. Dispute Settlement:

1. Friendly consultation between both parties;

2. Submit the dispute to the competent authority for mediation;

3. Take legal actions at the People’s Court with jurisdiction rights over the places of the Buyer.

XIII. Effectiveness, Filing and Other Affairs of this contract:

1. This contract shall be effective upon the signatures of representatives of not parties and seals of both parties.

2. This contract should be made in six copies.

3. In case of any unmentioned affairs in this contract, both parties could sign a supplementary agreement, which shall not conflict with any material regulations of the tender documents of the Buyer and bid documents or quote documents of the Supplier.

Supplier (Seal): Reed (Xinxiang) Road Co., Ltd. [Corporate seal affixed herein]

Address: Industrial Park, Xinxiang Economic and Technological Development Zone

Legal Representative or Authorized Representative (Signature): /s/ Ding Zhiqi

Telephone: 0373-3059876

Bank Name: Bank of China Xinxiang Laodong Road Sub-branch

Account No.: 258510498609

Buyer (Official Seal): Lankao County City Appearance and Environmental Sanitation Administration Bureau [Government seal affixed herein]

Address: 15 meters East of the Crossroad between Zhenxing Road and Wenming Road, Lankao County

Legal Representative or Authorized Representative (Signature): /s/ Sun Yudong

Telephone: 18530091777

Bank Name:

Account No.:

Date of Signature: December 20, 2017

Signature Place: Place of the Buyer

Inspection Report of Goods

Project	No.	Product Name	Model	Quantity	Remark
	1	Cleaning Sweeper Truck	FLM5160TXSD5	32 Sets
		High-pressure washing vehicle	FLM5250GQXD5	22 Sets
		Greening watering truck	FLM5252GQXD5	4 Sets
		Sweeper truck	FLM5080TXSJL5	1 Set
		Vacuum Sweeper Truck	FLM5160TXCD5	6 Sets
		Pavement maintenance vehicle	FLM5030TYHC5	10 Sets
		Suction sewage truck	CLW5161GXWD5	2 Sets
		Sanitation dumper	EQ3258GLV4	4 Sets
		Rubbish Dumper	SZD5168ZLJE5	1 Set
		Small advertising cleaning car	REED-5022	1 Set

Quality, Installation, Operation and Service Status: (check √) Excellent (√) Good ( ) General ( ) Poor ( )

Whether the technical demonstration and explanation about operation are arranged (check √) Yes (√) No ( )

Attitude of Service Staff (check √) Enthusiastic (√) cold ( ) rude ( )

Whether additional charges or disguised charges are collected (check √): Yes ( ) No (√)

Whether consulting and requirements of the user are patiently answered and solved (check √): Yes (√) No ( )

Comments and suggestions of the customer: thoughtful services and detailed explanation

Signature of the Delivery Person: /s/ Wang Wei [Corporate seal affixed herein]	Signature of the Inspector: /s/ Hu Jintong [Government seal affixed herein]
Telephone: 13623906330 Delivery Date:	Telephone: 15890317676 Acceptance Date: December 2017